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                                                                   EXHIBIT 23(d)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We have issued our report dated January 19, 1999 accompanying the consolidated financial statements of JeffBanks, inc. and subsidiaries appearing in the 1998 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Post-Effective Amendment No. 1 of the Registration Statement (File No. 333-84893) and Joint Proxy Statement-Prospectus. We consent to the incorporation by reference in this Registration Statement and Joint Proxy Statement-Prospectus of the aforementioned report and to the use of our name, as it appears under the caption "Experts."



                                                      GRANT THORNTON LLP

                                                      Philadelphia, Pennsylvania
                                                      October 1, 1999